Exhibit 99

  VF to Begin Expensing Stock Options in the Fourth Quarter of 2005

    GREENSBORO, N.C.--(BUSINESS WIRE)--Feb. 1, 2006--VF Corporation (NYSE:VFC) announced today that it will early adopt the provisions of Financial Accounting Standards Board Statement No. 123 (Revised 2004), Share-Based Payment ("Statement 123(R)"), during the fourth quarter of 2005. This Statement requires the expensing of stock options and also modifies the accounting for certain other share-based compensation. Under the method of adoption chosen by VF, full year 2005 operating results will be reported as though stock options had been expensed beginning in January 2005. Accordingly, the Company will be restating its operating results for the first three quarters of 2005. Prior years' financial statements will not be restated.
    The Company estimates that the impact of adopting Statement 123(R) on 2005 after-tax earnings (before a cumulative effect adjustment) will be $17 million or $0.15 per diluted share. In addition, a one-time after-tax cumulative effect adjustment of $12 million or $0.10 per diluted share related to the adoption of this new Statement will be recognized as of the beginning of 2005. For 2006, the Company estimates that the new rules will impact net income by $19 million or $0.17 per diluted share.
    The attached table summarizes the estimated additional expense under Statement No. 123(R) for each of the 2005 quarters. The higher impact in the first quarter reflects the requirement under Statement 123(R) of expensing stock options granted to retirement-eligible employees at the date of the stock option grant.
    Restated 2005 quarterly financial statements and other data will be included in the Company's fourth quarter earnings release on February 8, 2006. The Company will hold a conference call the same morning at 8:30 a.m. EST.
    The call will be broadcast live over the Internet via www.vfc.com. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call on the above website for two weeks.

    Cautionary Statement on Forward-looking Statements

    Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important risk factors that could cause the actual results of operations or financial condition of the Company to differ include, but are not limited to, the overall level of consumer spending for apparel; changes in trends in the segments of the market in which the Company competes; the financial strength and competitive conditions, including consolidation, of our customers and of our suppliers; actions of competitors, customers, suppliers and service providers that may impact the Company's business; the Company's ability to make and integrate acquisitions successfully; the Company's ability to achieve expected sales and earnings growth from ongoing businesses and acquisitions; the Company's ability to achieve its planned cost savings; natural disasters; terrorist actions; and the impact of economic and political factors in the markets where the Company competes, such as recession or changes in interest rates, currency exchange rates, price levels, capital market valuations and other factors over which the Company has no control. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

    About the Company

    VF Corporation is a leader in branded apparel including jeanswear, outdoor products, intimate apparel, image apparel and sportswear. Its principal brands include Lee(R), Wrangler(R), Riders(R), Rustler(R), Vanity Fair(R), Vassarette(R), Bestform(R), Lily of France(R), Nautica(R), John Varvatos(R), JanSport(R), Eastpak(R), The North Face(R), Vans(R), Reef(R), Napapijri(R), Kipling(R), Lee Sport(R) and Red Kap(R).
    VF Corporation's press releases, annual reports and other information can be accessed through the Company's home page, www.vfc.com


                            VF CORPORATION
                   Summary of Impact of Adoption of
            FASB Statement No. 123(R), Share-Based Payment
                        2005 Income Statements
               (In thousands, except per share amounts)


                            First    Second    Third   Fourth   Full
                           Quarter   Quarter  Quarter  Quarter  Year
Stock-based                -------   -------  -------  ------- -------
 compensation
 expense included
 in ongoing
 operations:

    Cost of goods sold     $ 1,140   $   591  $   549 $   644 $ 2,924

    Marketing,
     administrative
     and general
     expenses               11,250     4,295    3,914   4,312  23,771
                           -------------------------------------------
    Effect before
     income tax
     benefit                12,390     4,886    4,463   4,956  26,695

    Income tax benefit      (4,208)   (1,648)  (2,228) (1,742) (9,826)
                           -------------------------------------------
    Effect before
     cumulative
     adjustment              8,182     3,238    2,235   3,214  16,869

Cumulative effect of
 change in accounting
 policy                     11,833         -        -       -  11,833
                           -------------------------------------------
Effect on net income       $20,015   $ 3,238  $ 2,235 $ 3,214 $28,702
                           ===========================================

Impact on diluted
 earnings per share:
 Ongoing operations        $  0.07   $  0.03  $  0.02 $  0.03 $  0.15

    Cumulative effect
    of change in
    accounting policy         0.10         -        -       -    0.10
                           -------------------------------------------
     Total                 $  0.17   $  0.03  $  0.02 $  0.03 $  0.25
                           ===========================================

    CONTACT: VF Services, Inc.
             Cindy Knoebel, 336-424-6189 or 212-841-7141
             VP, Financial & Corporate Communications